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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-28594, 33-9549, 2-87202, 2- 80712 and
33-65244) of Chemed Corporation of our report dated February 1, 1994 appearing on page 17 of the 1993 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page S-2 of this Form 10-K.


/s/ Price Waterhouse

PRICE WATERHOUSE

Cincinnati, Ohio
March 29, 1994